NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS FOURTH QUARTER AND FULL-YEAR 2013 FINANCIAL RESULTS
Continued Execution of Business Transformation Plan Drives 2013 Data & Analytics and Technology and Processing Solutions Segments Growth

Irvine, Calif., February 25, 2014 - CoreLogic (NYSE:CLGX), a leading residential property information, analytics and data-enabled services provider, today reported financial results for the full-year and quarter ended December 31, 2013.

Full Year Highlights

•
Revenues up 7.7% to $1,330.6 million -- growth in Data & Analytics (D&A) and Technology and Processing Solutions (TPS) more than offset the impact of an estimated 20% decline in mortgage market volumes.

•	Operating income from continuing operations of $172.9 million, up 1.7%.

•	Net income from continuing operations of $130.2 million, up 43.3%. Diluted EPS from continuing operations up 54.0% to $1.34 per share. Adjusted EPS up 11.9% to $1.60 per share.

•	Adjusted EBITDA of $389.7 million; adjusted EBITDA margin of 29.3%.

•	Exceeded Project 30 costs savings targets and launched program to reduce costs in 2014.

•	Completed 2013 share repurchase program (8.1 million common shares).

Fourth-Quarter Highlights

•	Revenues down 6.6% to $311.9 million -- impact of estimated 50% decline in mortgage market volumes partially offset by growth in D&A and TPS market share gains.

•	Operating income from continuing operations down 53.2% to $21.6 million.

•	Net income from continuing operations of $26.2 million, up 72.5%. Diluted EPS from continuing operations up 86.7% to $0.28 per share. Adjusted EPS down 39.5% to $0.23 per share.

•	Adjusted EBITDA of $70.5 million; adjusted EBITDA margin of 22.6%.

As previously announced, effective December 31, 2013, CoreLogic reorganized into two operating segments -- D&A and TPS, and elected to divest its Asset Management and Processing Solutions (AMPS) businesses as part of its business transformation plan. As a result, AMPS financial results are excluded from continuing operations. In addition, reported fourth-quarter and full-year 2013 operating and net income from continuing operations as well as adjusted EPS and adjusted EBITDA reflect the impacts of acquisition-related integration costs, severance charges and other costs related to the Company's 2014 cost reduction program.

“CoreLogic had another strong year in 2013. We delivered revenue and earnings growth despite an estimated 20% drop in loan origination volumes. Importantly for the future, we continued to build-out and enhance our D&A and TPS segments in line with our strategic business plan," said Anand Nallathambi, President and Chief Executive Officer of CoreLogic. “Over the balance of 2014, we will continue to invest in areas of strategic growth and operational excellence which we believe will provide sustainable, long-term value creation for our stakeholders. Despite significantly lower origination volumes for the second consecutive year, we expect to continue to make progress toward our imperatives of growing our D&A segment to over 50% of our total revenues and ensuring that our TPS operations are positioned to outperform their respective markets.”

“We are exiting 2013 a stronger and more focused company -- uniquely positioned to capitalize on our competitive strengths in data and analytics, payment processing and data-enabled services,” added Frank Martell, Chief Financial Officer of CoreLogic. “We believe the actions taken in the past 30 months to transform CoreLogic have prepared us to successfully navigate a historic reset of the mortgage market in 2014. Our strong margin and cash flow profile provides the financial flexibility to continue to invest in the key pillars of our strategic plan including driving our core growth strategies, improving cost productivity, and returning capital to our shareholders.”

Fourth-Quarter Financial Highlights

Fourth quarter revenues totaled $311.9 million, a 6.6% decline from prior-year levels, as market share gains, organic growth and acquisition-related revenues partially offset the impact of an estimated 50% decline in mortgage origination volumes. D&A revenues rose 4.2% to $147.3 million driven principally by growth in geospatial analytics, property information revenues in Australia and New Zealand (Pacific region) as well as multifamily tenant screening and realtor workflow solutions which more than offset the impact of lower mortgage origination volumes, unfavorable currency translation and declines in specialty credit. TPS revenues decreased 15.7% to $165.5 million as the benefit of market share gains, including the acquisition of the tax and flood services operations of Bank of America (BAC acquisition), were more than offset by lower mortgage origination volumes and the timing of project-related document processing and retrieval revenues.

As a result of the planned divestiture of AMPS, reported fourth quarter and full-year 2013 operating and net income from continuing operations as well as adjusted EPS and adjusted EBITDA include certain overhead costs previously allocated to AMPS (stranded AMPS costs) totaling $1.8 million and $8.9 million for fourth quarter and full-year of 2013, respectively. The Company also recorded a fourth quarter non-cash goodwill impairment charge of $51.8 million related to the divestiture of AMPS.

Operating income from continuing operations totaled $21.6 million for the fourth quarter compared with $46.1 million for the fourth quarter of 2012. The 53.2% decrease in operating income was principally the result of lower mortgage origination volumes, integration costs of $6.7 million attributable to the BAC acquisition, severance and facilities related charges of $8.3 million related to the Company’s 2014 cost reduction program and stranded AMPS costs as discussed above. D&A revenue growth, lower spending for our Technology Transformation Initiative (TTI) and the benefits of Project 30 positively impacted operating income in the fourth quarter. Fourth quarter 2013 operating income margin was 6.9% compared with 13.8% for the fourth quarter of 2012.

Net income from continuing operations totaled $26.2 million, up 72.5% year-on-year. The increase was driven by lower provisions for income taxes which more than offset the impact of lower operating income. Diluted EPS from continuing operations totaled $0.28 for the fourth quarter of 2013, up 86.7% from the fourth quarter of 2012. Adjusted diluted EPS totaled $0.23, which represented a 39.5% decrease over the same 2012 period reflecting the impact of lower mortgage origination volumes, integration costs related to the BAC acquisition as well as severance and facilities charges which more than offset the benefits of higher D&A revenues, lower TTI spending and share repurchases.

Adjusted EBITDA totaled $70.5 million in fourth quarter 2013, 26.4% below prior-year levels. D&A adjusted EBITDA totaled $42.9 million, a 6.4% increase from fourth quarter 2012 as growth in the Pacific region and geospatial analytics more than offset the impact of lower mortgage origination volumes, declines in specialty credit and unfavorable currency translation. TPS adjusted EBITDA decreased 49.3% to $36.2 million compared with prior-year levels driven primarily by lower market volumes and integration costs related to the BAC acquisition. Fourth quarter adjusted EBITDA was also adversely impacted by severance charges across all segments and stranded AMPS costs as outlined previously.

Cost Reduction Programs

Fourth quarter and full-year 2013 cost reductions related to the Company's previously announced Project 30 program were approximately $6.5 million and $22.0 million respectively. Project 30 cost savings relate primarily to workforce reductions in corporate shared services and information technology (IT), the outsourcing of certain IT and business process functions and cuts in spending on real estate and outside services.

CoreLogic launched the TTI during mid-2012. The primary objective of the TTI is to convert the Company's existing technology infrastructure to a new platform which is expected to provide CoreLogic with new functionality, increased performance and a reduction in application management and development costs commencing in mid-2015. Fourth-quarter and full-year 2013 charges related to TTI implementation totaled $2.4 million and $19.1 million, respectively.

During the fourth quarter of 2013, CoreLogic announced the launch of a new cost reduction program designed to lower 2014 operating expenses by an additional $25 million. During the fourth quarter of 2013, the Company took actions to secure a significant portion of these savings by reducing headcount and further consolidating corporate facilities. As discussed previously, severance and facilities related charges associated with this program totaled $8.3 million for the fourth quarter of 2013.

Liquidity and Capital Resources

At December 31, 2013, the Company had cash and cash equivalents of $134.7 million compared with $152.0 million at December 31, 2012. Principal drivers of the change in cash balances during 2013 follow:

•
Free cash flow (FCF) totaled $195.8 million for the full year 2013, which represented 50.2% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets.

•	CoreLogic repurchased 8.1 million common shares for a total of $241.2 million.

•	Cash outlays for acquisitions, including EQECAT and the tax processing and flood zone determination operations of the Bank of America, totaled $92.0 million.

•	Total debt as of December 31, 2013 was $839.9 million, up $47.5 million from December 31, 2012.

As of December 31, 2013, the Company had available capacity on its revolving credit facility of $450.0 million.

During the third quarter, the Company announced the pending acquisition of Marshall & Swift/Boeckh and DataQuick Information Systems for $661.0 million which is subject to customary closing conditions including regulatory clearance. In connection with this transaction, on September 18, 2013, the Company entered into a credit agreement (CA) to refinance its existing term loan debt upon the closing of the acquisition. For information on the material terms of the CA, refer to the Company’s Form 8-K filed on September 19, 2013.

Segment and Financial Reporting

In line with the Company’s long-term strategic plan, CoreLogic reorganized its core business operations into two operating segments - D&A and TPS - effective December 31, 2013. The reorganization and its resulting impact on the Company’s financial reporting are outlined below:

•
The operations comprising the Company’s Property Information and Analytics, Insurance and Spatial Solutions and Multifamily and Specialty Services businesses continue to be reported within the D&A segment as of December 31, 2013. In addition, the D&A segment has been expanded through the acquisition of EQECAT, Inc., a leading global catastrophe modeling firm. EQECAT will be reported within the D&A segment’s Insurance and Spatial Solutions group.

•
CoreLogic’s Residential and Commercial Property Tax Processing, Originations and Underwriting Services (Credit and Verification Services and Flood Zone Determination) and Technology and Outsourcing Solutions businesses previously reported in our former Mortgage Origination Services segment will be reported within the TPS segment as of December 31, 2013. In addition, the TPS segment will include the Company's document processing, retrieval and loan file review operations previously reported as part of the D&A segment.

•
As previously announced, CoreLogic plans to divest the businesses that comprise its AMPS segment. As a result, the businesses comprising the AMPS segment are classified as held for sale as of December 31, 2013 and we have retrospectively reclassified the financial statement balances for the AMPS segment to discontinued operations in our consolidated financial statements. Full-year 2013 revenues and operating income for the AMPS segment aggregated $266.9 million and $2.2 million, respectively. For the fourth quarter, AMPS revenues and operating loss were $55.9 million and $42.2 million, respectively including the impairment charge discussed previously.

In addition to the changes noted above, the Company has updated its adjusted EPS metric to exclude non-cash expenses associated with the amortization of acquisition-related intangible assets. We believe this adjusted non-GAAP metric facilitates greater comparability with our peer companies.

The Company believes this updated reporting convention will facilitate the review of its results. Three years of reclassified quarterly segment results (on an unaudited basis) can be accessed at http://investor.corelogic.com.

2014 Financial Guidance (Continuing Operations)

($ in millions except adjusted EPS)	2013 Results	2014 Guidance
Revenue	$1,330.6	$1,350.0 - $1,400.0
Adjusted EBITDA(1)	$389.7	$360.0 - $390.0
Adjusted EPS(1)	$1.60	$1.40 - $1.55

(1)
Definition of Adjusted EBITDA and Adjusted EPS, as well as other non-GAAP financial measures used by management is included in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of 2013 Non-GAAP measures to their nearest GAAP equivalents are also provided below in this release.

2014 guidance is based upon the following estimates and assumptions:

•	Projected mortgage origination volumes of $1.0 to $1.1 trillion in 2014 versus 2013 estimate of $1.7 to $1.8 trillion.

•	Consolidation of Marshall & Swift/Boeckh and DataQuick Information Systems results from April 1, 2014.

•
2014 adjusted EBITDA and adjusted EPS reflect the impact of acquisition integrations, severance, stranded AMPS costs and other charges associated with the Company's cost reduction program; which collectively, aggregate approximately $25.0 million. Excluding these items, 2014 adjusted EBITDA and adjusted EPS ranges would be $385.0 - $415.0 million and $1.55 - $1.70, respectively.

•	Completion of previously announced cost reduction program targeting $25 million in 2014 expense savings.

•	Repurchase of 3 million common shares.

•	AMPS segment operating results excluded from 2013 results and 2014 guidance.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Wednesday, February 26, 2014 at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1- 877-280-4953 for U.S./Canada callers or 857-244-7310 for international callers. The Conference ID for the call is 29135227.

Additional detail on the Company's fourth quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 30 days and also through the conference call number 1-888-286-8010 for U.S./Canada participants or 617-801-6888 for international participants using Conference ID 53543460.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading property information, analytics and services provider in the United States and Australia. The Company's combined data from public, contributory and proprietary sources includes over 3.3 billion records spanning more than 40 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, transportation and government. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed services. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in eight countries. For more information, visit www.corelogic.com.

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's overall financial performance, including the Company’s investment and strategic growth plans; the Company’s overall financial performance, including future revenue and profit growth and market position, and the Company’s strong margin and cash flow profile; the anticipated timing for completion of the acquisition of MSB and DataQuick; the Company’s plans to divest the AMPS business segment; the Company's full-year expected results and 2014 financial guidance; the Company’s continued plans to improve cost productivity, including the expected future cost savings and the impact of Project 30 and the TTI; mortgage and housing market trends, including mortgage origination and mortgage delinquency volumes; the anticipated benefits of the acquisitions of EQECAT, MSB, DataQuick, and Bank of America's flood and tax processing operations to the Company's financial results; and our plans to continue to return capital to shareholders through our share repurchase program, including the expected number of shares expected to be repurchased. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include failure to consummate or delay in consummating the pending acquisition of MSB and DataQuick if required closing conditions or regulatory clearances are not satisfied or for any other reason; failure to successfully integrate the operations, technology, infrastructure and employees of EQECAT, MSB, DataQuick and Bank of America's flood and tax processing operations; and the additional risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from various external sources; government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including the Consumer Financial Protection Bureau and with respect to the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally and the impact of these factors thereon; our growth strategy and cost reduction plan and our ability to significantly decrease future allocated costs and other amounts in connection therewith; risks related to the outsourcing of services and our international operations; the inability to control the operations and dividend policies of our partially-owned affiliates; impairments in our goodwill or other intangible assets; and the restrictive covenants in the agreements governing certain of our outstanding indebtedness. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures which are provided only as supplemental information.  Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP.  A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release.  The Company is not able to provide a reconciliation of projected adjusted EBIDTA or projected adjusted earnings per share, where provided, to expected results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA and adjusted EPS provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results.  Adjusted EBITDA is defined as earnings from continuing operations before interest, taxes, depreciation, amortization, non-cash stock compensation, non-operating gains/losses and other one-time adjustments plus pretax equity in earnings of affiliates.  Adjusted net income is defined as income from continuing operations before equity earnings of affiliates, adjusted for non-cash stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments plus pretax equity in earnings of affiliates, tax affected at an assumed effective tax rate of 38% for 2014 and 40% for all periods prior to 2014.  Adjusted EPS is derived by dividing adjusted net income by diluted weighted average shares. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONSOLIDATED INCOME STATEMENTS
UNAUDITED

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2013	2012	2013	2012
Operating revenue	$311,923	$334,026	$1,330,630	$1,235,383
Cost of services (exclusive of depreciation and amortization below)	166,546	167,853	670,228	609,399
Selling, general and administrative expenses	94,216	88,307	360,506	334,228
Depreciation and amortization	29,604	31,755	127,020	121,784
Total operating expenses	290,366	287,915	1,157,754	1,065,411
Operating income	21,557	46,111	172,876	169,972
Interest expense:
Interest income	2,252	724	4,701	2,771
Interest expense	14,985	13,061	52,350	55,524
Total interest expense, net	(12,733)	(12,337)	(47,649)	(52,753)
Gain/(loss) on investments and other, net	2,670	1,348	12,032	(2,516)
Income from continuing operations before equity in earnings of affiliates and income taxes	11,494	35,122	137,259	114,703
(Benefit)/Provision for income taxes	(11,150)	26,955	34,473	60,502
Income from continuing operations before equity in earnings of affiliates	22,644	8,167	102,786	54,201
Equity in earnings of affiliates, net of tax	3,512	6,604	27,361	35,983
Net income from continuing operations	26,156	14,771	130,147	90,184
(Loss)/income from discontinued operations, net of tax	(39,070)	4,915	(15,464)	17,623
(Loss)/gain from sale of discontinued operations, net of tax	(211)	(5,437)	(7,008)	3,841
Net (loss)/income	(13,125)	14,249	107,675	111,648
Less: Net loss attributable to noncontrolling interests	(72)	(437)	(53)	(645)
Net (loss)/income attributable to CoreLogic	$(13,053)	$14,686	$107,728	$112,293
Amounts attributable to CoreLogic:
Income from continuing operations, net of tax	$26,228	$15,208	$130,200	$90,829
(Loss)/income from discontinued operations, net of tax	(39,070)	4,915	(15,464)	17,623
(Loss)/gain from sale of discontinued operations, net of tax	(211)	(5,437)	(7,008)	3,841
Net (loss)/income attributable to CoreLogic	$(13,053)	$14,686	$107,728	$112,293
Basic income/(loss) per share:
Income from continuing operations, net of tax	$0.28	$0.16	$1.37	$0.88
(Loss)/income from discontinued operations, net of tax	(0.42)	0.05	(0.16)	0.17
(Loss)/gain from sale of discontinued operations, net of tax	—	(0.06)	(0.07)	0.04
Net (loss)/income attributable to CoreLogic	$(0.14)	$0.15	$1.14	$1.09
Diluted income/(loss) per share:
Income from continuing operations, net of tax	$0.28	$0.15	$1.34	$0.87
(Loss)/income from discontinued operations, net of tax	(0.41)	0.05	(0.16)	0.17
(Loss)/gain from sale of discontinued operations, net of tax	—	(0.05)	(0.07)	0.04
Net (loss)/income attributable to CoreLogic	$(0.13)	$0.15	$1.11	$1.08
Weighted-average common shares outstanding:
Basic	92,946	97,513	95,088	102,913
Diluted	95,115	99,346	97,109	104,050

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	December 31,	December 31,
Assets	2013	2012
Current assets:
Cash and cash equivalents	$134,741	$151,986
Marketable securities	22,220	22,168
Accounts receivable (less allowance for doubtful accounts of $12,930 and $19,903 in 2013 and 2012, respectively)	196,282	209,143
Prepaid expenses and other current assets	50,674	48,781
Income tax receivable	13,516	14,084
Deferred income tax assets, current	86,158	104,113
Assets of discontinued operations	134,330	201,270
Total current assets	637,921	751,545
Property and equipment, net	195,645	181,197
Goodwill, net	1,390,674	1,354,823
Other intangible assets, net	175,808	171,034
Capitalized data and database costs, net	330,188	322,289
Investment in affiliates, net	95,343	94,227
Restricted cash	12,050	22,118
Other assets	162,033	137,870
Total assets	$2,999,662	$3,035,103
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$154,526	$147,482
Accrued salaries and benefits	101,715	108,369
Deferred revenue, current	223,323	242,229
Current portion of long-term debt	28,154	102
Liabilities of discontinued operations	26,616	29,659
Total current liabilities	534,334	527,841
Long-term debt, net of current	811,776	792,324
Deferred revenue, net of current	377,086	309,418
Deferred income tax liabilities, long-term	74,308	71,361
Other liabilities	147,583	163,213
Total liabilities	1,945,087	1,864,157

Redeemable noncontrolling interests	10,202	—

Equity:
CoreLogic, Inc.'s ("CoreLogic") stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 91,254 and 97,698 shares issued and outstanding as of December 31, 2013 and 2012, respectively	1	1
Additional paid-in capital	672,165	866,720
Retained earnings	425,796	318,094
Accumulated other comprehensive loss	(53,589)	(15,514)
Total CoreLogic stockholders' equity	1,044,373	1,169,301
Noncontrolling interests	—	1,645
Total equity	1,044,373	1,170,946
Total liabilities and equity	$2,999,662	$3,035,103

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
UNAUDITED

	For the Twelve Months Ended
	December 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$107,675	$111,648
Less: (Loss)/income from discontinued operations, net of tax	(15,464)	17,623
Less: (Loss)/gain from sale of discontinued operations, net of tax	(7,008)	3,841
Income from continuing operations, net of tax	130,147	90,184
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	127,020	121,784
Provision for bad debts and claim losses	13,739	19,540
Share-based compensation	26,613	20,684
Tax benefit related to stock options	(5,146)	(935)
Equity in earnings of investee, net of taxes	(27,361)	(35,983)
Loss on sale of property	—	951
Loss on early extinguishment of debt	—	326
Deferred income tax	12,090	34,678
(Gain)/loss on investments and other, net	(12,032)	2,516
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	21,196	(40,610)
Prepaid expenses and other assets	(935)	4,055
Accounts payable and accrued expenses	(9,652)	61,408
Deferred revenue	47,123	10,824
Income taxes	(27,543)	(15,707)
Dividends received from investments in affiliates	36,680	70,666
Other assets and other liabilities	(29,526)	(24,436)
Net cash provided by operating activities - continuing operations	302,413	319,945
Net cash provided by operating activities - discontinued operations	51,408	43,200
Total cash provided by operating activities	$353,821	$363,145
Cash flows from investing activities:
Purchases of property and equipment	$(68,740)	$(48,266)
Purchases of capitalized data and other intangible assets	(37,841)	(32,189)
Cash paid for acquisitions, net of cash acquired	(92,049)	(78,354)
Cash received from sale of subsidiary, net	2,263	10,000
Purchases of investments	(2,351)	—
Proceeds from sale of property and equipment	—	1,863
Proceeds from sale of investments	—	8,000
Change in restricted cash	10,068	86
Net cash used in investing activities - continuing operations	(188,650)	(138,860)
Net cash provided by/(used in) investing activities - discontinued operations	1,857	(8,482)
Total cash used in investing activities	$(186,793)	$(147,342)
Cash flows from financing activities:
Proceeds from long-term debt	$51,647	$50,000
Debt issuance costs	(10,436)	—
Repayments of long-term debt	(4,666)	(166,715)
Shares repurchased and retired	(241,161)	(226,629)
Proceeds from issuance of stock related to stock options and employee benefit plans	28,232	13,497
Minimum tax withholding paid on behalf of employees for restricted stock units	(8,665)	(3,466)
Distribution to noncontrolling interests	—	(10)
Tax benefit related to stock options	5,146	935
Net cash used in financing activities - continuing operations	(179,903)	(332,388)
Net cash used in financing activities - discontinued operations	—	(79)
Total cash used in financing activities	$(179,903)	$(332,467)
Effect of Exchange Rate on cash	(2,116)	(153)
Net decrease in cash and cash equivalents	(14,991)	(116,817)
Cash and cash equivalents at beginning of year	151,986	260,029
Less: Change in cash and cash equivalents of discontinued operations	53,265	34,639

Plus: Cash swept from discontinued operations	51,011	43,413
Cash and cash equivalents at end of year	$134,741	$151,986

Supplemental disclosures of cash flow information:
Cash paid for interest	$46,432	$51,828
Cash paid for income taxes	$71,055	$71,283
Cash refunds from income taxes	$14,096	$18,330

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA

	For the three months ended December 31, 2013
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$21,963	$21,459	$(31,928)	$—	$11,494
Pretax equity in earnings	(9)	4,990	214	—	5,195
Depreciation & amortization	19,393	7,290	2,921	—	29,604
Total interest expense	(95)	135	12,693	—	12,733
Stock-based compensation	1,293	2,293	2,545	—	6,131
Efficiency investments	—	—	2,826	—	2,826
Transaction costs	322	—	2,224	—	2,546
Adjusted EBITDA	$42,867	$36,167	$(8,505)	$—	$70,529

	For the three months ended December 31, 2012
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$20,651	$55,477	$(41,006)	$—	$35,122
Pretax equity in earnings	493	9,331	171	—	9,995
Depreciation & amortization	18,207	5,628	7,920	—	31,755
Total interest expense	(122)	132	12,327	—	12,337
Stock-based compensation	1,053	1,026	2,463	—	4,542
Non-operating investment (gains)/losses	—	(263)	(923)	—	(1,186)
Efficiency investments	—	—	3,285	—	3,285
Adjusted EBITDA	$40,282	$71,331	$(15,763)	$—	$95,850

	For the year ended December 31, 2013
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$114,661	$167,401	$(144,803)	$—	$137,259
Pretax equity in earnings	1,630	41,640	547	—	43,817
Depreciation & amortization	77,051	28,601	21,368	—	127,020
Total interest expense	(552)	537	47,664	—	47,649
Stock-based compensation	3,636	8,553	14,424	—	26,613
Non-operating investment (gains)/losses	(6,638)	—	—	—	(6,638)
Efficiency investments	—	—	5,832	—	5,832
Transaction costs	322	—	7,843	—	8,165
Adjusted EBITDA	$190,110	$246,732	$(47,125)	$—	$389,717

	For the year ended December 30, 2012
(in thousands)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$102,705	$178,297	$(166,434)	135	$114,703
Pretax equity in earnings	2,197	55,571	313	—	58,081
Depreciation & amortization	72,262	26,143	23,514	(135)	121,784
Total interest expense	1,553	591	50,609	—	52,753
Stock-based compensation	4,328	5,137	11,219	—	20,684
Non-operating investment (gains)/losses	(2,429)	(263)	7,836	—	5,144
Efficiency investments	—	—	12,981	—	12,981
Adjusted EBITDA	$180,616	$265,476	$(59,962)	$—	$386,130

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED DILUTED EPS

	For the three months ended December 31, 2013
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$21,963	$21,459	$(31,928)	$—	$11,494
Pretax equity in earnings	(9)	4,990	214	—	5,195
Stock-based compensation	1,293	2,293	2,545	—	6,131
Efficiency investments	—	—	2,826	—	2,826
Transaction costs	322	—	2,224	—	2,546
Amortization of acquired intangibles	4,858	3,871	—	—	8,729
Adjusted pretax income from continuing operations	$28,427	$32,613	$(24,119)	$—	$36,921
Tax provision (40% rate)					14,768
Less: Net income attributable to noncontrolling interests					(72)
Adjusted net income attributable to CoreLogic					$22,225
Weighted average diluted common shares outstanding					95,115
Adjusted diluted EPS					$0.23

	For the three months ended December 31, 2012
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$20,651	$55,477	$(41,006)	$—	$35,122
Pretax equity in earnings	493	9,331	171	—	9,995
Stock-based compensation	1,053	1,026	2,463	—	4,542
Non-operating investment (gains)/losses	—	(263)	(923)	—	(1,186)
Efficiency investments	—	—	3,285	—	3,285
Accelerated depreciation on TTI	—	—	4,375	—	4,375
Amortization of acquired intangibles	4,281	2,509	—	—	6,790
Adjusted pretax income from continuing operations	$26,478	$68,080	$(31,635)	$—	$62,923
Tax provision (40% rate)					25,169
Less: Net income attributable to noncontrolling interests					(437)
Adjusted net income attributable to CoreLogic					$38,191
Weighted average diluted common shares outstanding					99,346
Adjusted diluted EPS					$0.38

	For the year ended December 31, 2013
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$114,661	$167,401	$(144,803)	$—	$137,259
Pretax equity in earnings	1,630	41,640	547	—	43,817
Stock-based compensation	3,636	8,553	14,424	—	26,613
Non-operating investment (gains)/losses	(6,638)	—	—	—	(6,638)
Efficiency investments	—	—	5,832	—	5,832
Accelerated depreciation on TTI	—	—	8,751	—	8,751
Amortization of acquired intangibles	19,589	15,173	—	—	34,762
Transaction costs	322	—	7,843	—	8,165
Adjusted pretax income from continuing operations	$133,200	$232,767	$(107,406)	$—	$258,561
Tax provision (40% rate)					103,424
Less: Net loss attributable to noncontrolling interests					(53)
Adjusted net income attributable to CoreLogic					$155,190
Weighted average diluted common shares outstanding					97,109
Adjusted diluted EPS					$1.60

	For the year ended December 30, 2012
(in thousands, except per share amounts)	D&A	TPS	Corporate	Elim	CoreLogic
Income from continuing operations before equity in earnings of affiliates and income taxes	$102,705	$178,297	$(166,434)	$135	$114,703
Pretax equity in earnings	2,197	55,571	313	—	58,081
Stock-based compensation	4,328	5,137	11,219	—	20,684
Non-operating investment (gains)/losses	(2,429)	(263)	7,836	—	5,144
Efficiency investments	—	—	12,981	—	12,981
Accelerated depreciation on TTI	—	—	8,749	—	8,749
Amortization of acquired intangibles	17,198	9,590	—	—	26,788
Adjusted pretax income from continuing operations	$123,999	$248,332	$(125,336)	$135	$247,130
Tax provision (40% rate)					98,852
Less: Net income attributable to noncontrolling interests					(645)
Adjusted net income attributable to CoreLogic					$148,923
Weighted average diluted common shares outstanding					104,050
Adjusted diluted EPS					$1.43